Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	NEWPORT BEACH 949.725.4000 SACRAMENTO 916.449.2350 SAN DIEGO 858.926.3000	SAN FRANCISCO 415.283.2240 SANTA BARBARA 805.730.6800 SANTA MONICA 424.214.7000

November 21, 2012

Spectrum Pharmaceuticals, Inc.

11500 South Eastern Avenue, Suite 240

Henderson, Nevada 89052

Re:	Spectrum Pharmaceuticals, Inc., Registration Statement on Form S-3; $250,000,000 Aggregate Offering Price of Securities

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 21, 2012 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $250,000,000 initial aggregate offering price of (i) shares of common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) one or more series of secured or unsecured debt securities, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or units of two or more of such securities (the “Warrants”); (v) units of the securities described above, or any combination of the foregoing, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants or units of such securities that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the “Securities”). Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or into other securities. The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form included as Exhibit 4.2 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Indenture”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a bank or trust company to be identified therein as warrant agent (each, a “Warrant Agent”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and the authorization, issuance and sale of the Securities. For purposes of this letter, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

Spectrum Pharmaceuticals, Inc.

November 21, 2012

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and the Board of Directors of the Company adopts a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock, and upon the issuance and delivery of and payment of legal consideration (in no event for less than the par value thereof), in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares of Common Stock, as issued and delivered, are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution; (ii) at the time of the issuance of such shares of Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Company’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”); (iii) such shares of Common Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise; and (iv) such shares of Common Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriting or similar agreement, and such Board of Directors’ resolutions, such shares of Common Stock (including any Common Stock duly issued (1) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (3) upon the exercise of Warrants that are exercisable for Common Stock), will be validly issued, fully paid and non-assessable.

2. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and the Board of Directors of the Company duly establishes a series of Preferred Stock in accordance with the terms of the Certificate of Incorporation and applicable law, and adopts a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock, and upon the issuance and delivery of and payment of legal consideration (in no event for less than the par value thereof), in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares of Preferred Stock, as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution; (ii) at the time of the issuance of such shares, the Company has a sufficient number of authorized but unissued shares of Preferred Stock under the Certificate of Incorporation; (iii) such shares of Preferred Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise; and (iv) such shares of Preferred Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriting or similar agreement, and such Board of Directors’ resolutions, such shares of Preferred Stock (including any Preferred Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (3) upon the exercise of Warrants that are exercisable for Preferred Stock), will be validly issued, fully paid and nonassessable.

3. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; and (ii) the Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the

Spectrum Pharmaceuticals, Inc.

November 21, 2012

Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization; and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities (including any Debt Securities duly issued (1) upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities or (2) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent; (iii) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”); and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock, as applicable, shall consist of legal consideration not less than the par value of such shares) as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (iii) assuming that the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (iv) assuming that the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth in paragraphs 3, 4 and 5 relating to the enforceability of the Debt Securities, the Warrants and the Indenture, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and

Spectrum Pharmaceuticals, Inc.

November 21, 2012

the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture; (v) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (vi) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vii) we express no opinion as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

The opinions expressed herein as to Debt Securities do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.

We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law relating to preferences and fraudulent transfers and obligations.

With your consent, we have assumed for purposes of this opinion that (i) each of the parties to the Indenture and any Warrant Agreement (collectively, the “Operative Documents”) other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document; (ii) with respect to each of the parties to the Operative Documents other than the Company, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (iv) the Warrant Agent is in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations.

This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH /s/ Stradling Yocca Carlson & Rauth